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                                                                     EXHIBIT 4.1

                             CERTIFICATE OF TRUST
                                      OF
                       SOUTHERN STATES CAPITAL TRUST II


          This Certificate of Trust is being duly executed and filed on behalf of the business trust formed hereby by the undersigned, being the sole initial trustee of the Trust, to form a business trust pursuant to the Delaware Business Trust Act (12 Del. C.(S)(S) 3801 et seq.).

          1.   Name.  The name of the business trust formed hereby is "Southern
               ----
States Capital Trust II."

          2.   Delaware Trustee.  The name and business address of the trustee
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of the Trust with a principal place of business in the State of Delaware is
First Union Trust Company, National Association, One Rodney Square, 920 King Street, 1/st/ Floor, Wilmington, Delaware 19801, Attention: Corporate Trust Administration

          3.   Effective Date.  This Certificate of Trust shall become
               --------------
effective as of December 1, 1999.

          IN WITNESS WHEREOF, the undersigned, as sole initial trustee, has executed this Certificate of Trust as of this 1st day of December, 1999.


                                        FIRST UNION TRUST COMPANY, NATIONAL
                                        ASSOCIATION
                                        as Delaware Trustee


                                        By: /s/ Edward L. Truitt,
                                           -----------------------------
                                           Name:  Edward L. Truitt, Jr.
                                           Title: Vice President